UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 24, 2005

Date of report (date of earliest event reported)

COST-U-LESS, INC.

(Exact name of registrant as specified in its charter)

Washington	0-24543	91-1615590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3633 136th Place SE, Suite 110
Bellevue, Washington 98006

(Address of principal executive offices)(Zip code)

(425) 945-0213

(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

     On February 24, 2005, Cost-U-Less, Inc. issued a press release announcing its financial results for the fourth fiscal quarter and fiscal year ended December 26, 2004. In its press release, the Company reported for the fourth fiscal quarter net income of $960,000, or $0.24 per fully diluted share outstanding, compared to net income of $568,000, or $0.15 per fully diluted share outstanding for the corresponding period last year. For the fiscal year 2004, net income increased to $2.7 million, or $0.69 per fully diluted share outstanding, compared to net income of $1.4 million, or $0.38 per fully diluted share outstanding, for fiscal year 2003. A copy of this press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     The information in this report and the exhibit attached hereto are being furnished and shall not be deemed filed for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description

99.1	Cost-U-Less, Inc. press release dated February 24, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cost-U-Less, Inc.

February 24, 2005	By:	/s/ Martin P. Moore
Martin P. Moore, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Cost-U-Less, Inc. press release dated February 24, 2005

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